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                                                                  EXHIBIT 10.43

                                 AMENDMENT NO. 5
                             TO THE CREDIT AGREEMENT


                                                 Dated as of September 15, 2000

                  AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this "Amendment") among Iron Age Corporation, a Delaware corporation (the "Borrower"), Iron Age Holdings Corporation, a Delaware corporation (the "Parent Guarantor"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and BNP Paribas, as agent (the "Agent") for the Lenders, initial issuing bank and swing line bank.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of April 24, 1998, a Letter Waiver thereto dated as of August 28, 1998, an Amendment No. 2 and Waiver dated as of February 26, 1999, an Amendment No. 3 and Waiver dated as of June 23, 1999 and an Amendment No. 4 and Waiver dated as of March 17, 2000 (such Credit Agreement, as so amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The definition of "Fixed Charge Coverage Ratio" set forth in Section 1.01 is amended by amending clause (a)(ii) thereof in full to read as follows:

                  "(ii) income taxes of the Parent Guarantor and its Subsidiaries that have been paid in cash during such Rolling Period (other than taxes paid in respect of the purchase of Senior Subordinated Notes at a discount in accordance with
                  Section 5.02(k)(ii)(z)) to"

                  (b) The definition of "Permitted Issuance" set forth in
         Section 1.01 is amended by amending clause (a) thereof in full to read as follows:

                  "(a) to Fenway Fund and any other stockholders of the Parent Guarantor listed on Schedule 4.01(a), provided that the equity securities sold or issued to Fenway Fund shall not be less than its pro rata share of such sale or issuance"

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                  (c) Sections 3.02(iii)(b) and (c) are amended by deleting in each case after the words "Senior Subordinated Notes" the words "or Discount Notes".

                  (d) Section 5.02(k) is amended in full to read as follows:
 .
                           "(k) Prepayments, Etc. of Debt. (i) Amend, modify or
                  change in any manner, or permit any of their Subsidiaries to amend, modify or change in any manner, any term or condition of any Surviving Debt or any Subordinated Debt or (ii) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, or permit any of their Subsidiaries to do so, other than (x) the prepayment of the Advances in accordance with the terms of this Agreement, (y) if both before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred or would result therefrom, regularly scheduled or required repayments or redemptions of Surviving Debt and (z) on or prior to April 24, 2001, the purchase of Senior Subordinated Notes at or below a price equal to 80% of par if (1) the Borrower provides to the Lenders on or prior to the date of each such purchase a certificate (A) stating that both before and after giving effect to any such purchase, no Default has occurred or would result therefrom, (B) stating that, in the aggregate since September 1, 2000, not more than $10,800,000 of the Working Capital Advances have been used in connection with such purchase of Senior Subordinated Notes and (C) demonstrating in reasonable detail giving effect to such purchase (I) pro forma compliance with Section 5.04 as of the end of the next ending Rolling Period and (II) that the Senior Leverage Ratio does not exceed 2.25 : 1.00 and (2) any proceeds of the Working Capital Advances used in connection with such purchase after September 1, 2000 shall not exceed $10,800,000 in the aggregate and shall equal not more than 60% of the purchase price of such Senior Subordinated Notes and not less than 40% of the purchase price of such Senior Subordinated Notes shall be paid with the proceeds of a Permitted Issuance."

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received the following:

                  (a) Counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment,

                  (b) The consent attached hereto executed by the Parent Guarantor and the Subsidiary Guarantors,

                  (c) An amendment fee equal to 0.25% of the Commitments for the benefit of the Lender Parties and


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                  (d) A certificate of each of the Borrower, the Parent
         Guarantor and each other Loan Party, signed on behalf of such Person by its President, any Executive Vice President or any Vice President and its Secretary, dated the date of this Amendment (the statements made in which certificate shall be true on and as of the date of this Amendment), certifying as to (A) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of this Amendment, and (B) the absence of any event occurring and continuing, or resulting from this Amendment, that constitutes a Default,

This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

                  SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not
         (i) contravene the Borrower's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

                  (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrower is a party is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that


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         (i) could be reasonably likely to have a Material Adverse Effect or
         (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

                  SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          IRON AGE CORPORATION


                                          By __________________________________
                                              Title:



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                                          BNP PARIBAS,
                                            as Agent, Swing Line Bank,
                                            Issuing Bank and as Lender


                                          By __________________________________
                                              Title:

                                          By __________________________________
                                              Title:


                                          KEY CORPORATE CAPITAL INC.


                                          By __________________________________
                                              Title:


                                          PNC BANK, NATIONAL ASSOCIATION


                                          By __________________________________
                                              Title:


                                          UBS AG, STAMFORD BRANCH


                                          By __________________________________
                                              Title:

                                          By __________________________________
                                              Title:


                                          U.S. BANK NATIONAL ASSOCIATION


                                          By __________________________________
                                              Title:


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                                     CONSENT

                                                 Dated as of September 15, 2000


                  Each of the undersigned, as a Loan Party party to certain of the Loan Documents (as defined in the Credit Agreement referred to in the foregoing Amendment No. 5), hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                                          IRON AGE HOLDINGS CORPORATION


                                          By __________________________________
                                              Title:



                                          IRON AGE INVESTMENT COMPANY


                                          By __________________________________
                                              Title:



                                          FALCON SHOE MFG. CO.


                                          By __________________________________
                                              Title:


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